Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2019 FIRST QUARTER RESULTS

Book value per common share increases 8.0%

NEW YORK, NY, May 7, 2019 – Alleghany Corporation (NYSE-Y) announced its financial results for the first quarter of 2019. Highlights are below.

●	Book value per common share[1] was $570.09 as of March 31, 2019, an increase of 8.0% from book value per common share as of December 31, 2018.

●	Net premiums written increased 10.6% in the first quarter of 2019 from the first quarter of 2018.

●	Noninsurance revenue increased 104.3% in the first quarter of 2019 from the first quarter of 2018.

●

Earnings per diluted share and operating earnings per diluted share were $30.39 and $9.66, respectively, for the first quarter of 2019, compared with earnings per diluted share and operating earnings per diluted share of $11.04 and $11.24, respectively, for the first quarter of 2018.

The following table summarizes results for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,		Percent
	2019	2018	Change
	(in millions, except share and per share data)
Revenues:

Total revenues	$2,321.2	$1,585.0	46.4%

Change in the fair value of equity securities	392.4	(42.5)	NM

Net premiums written	1,385.7	1,253.3	10.6%

Noninsurance revenue	514.1	251.6	104.3%

Net investment income	123.0	124.1	(0.9%	)

Earnings:
Earnings before income taxes	$556.4	$208.6	166.7%

Underwriting profit	84.7	130.9	(35.3%	)

Net earnings attributable to Alleghany stockholders	440.2	171.6	156.5%

Operating earnings	140.1	174.6	(19.8%	)

Share and Per share data:

Earnings per diluted share	$30.39	$11.04	175.2%

Operating earnings per diluted share	9.66	11.24	(14.0%	)

Weighted average diluted shares outstanding	14,485,236	15,418,664	(6.0%	)

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

The following table summarizes the change in book value per common share1 for the first quarter of 2019:

	Three
	Months Ended	Percent
Book value per common share[1]:	March 31, 2019	Increase

As of the beginning of the period	$527.75

Diluted earnings per share	30.39	5.8%

Other comprehensive income and other[2]	11.95	2.2%

As of the end of the period	$570.09	8.0%

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.
[2]	Primarily related to unrealized appreciation on bonds, after tax.

Weston Hicks, President and chief executive officer, stated, “Book value growth of 8% in the first quarter represents a solid start to the year. Alleghany’s results were led by investment outperformance, strong underwriting results at RSUI, and organic revenue and earnings growth at Alleghany Capital. Net premiums written growth of 10.6% was driven by an improving excess and surplus market and the favorable impact of two renewal rights transactions.

“Alleghany’s investment portfolio returned 4.2% in the 2019 first quarter. Our equity portfolio again outperformed the S&P 500, and our fixed income investments appreciated in value due to lower interest rates and tighter credit spreads. Total interest and dividend income grew approximately 9% in the quarter. Total net investment income was down approximately 1% as the prior year first quarter included a one-time mark-to-market gain of $12.9 million associated with the conversion of our investment in Ares Management from a partnership interest to publicly-traded units. The table below provides a summary of the components of net investment income.”

	Three Months Ended March 31,		Percent
	2019	2018	Change
	(in millions)
Interest income	$119.2	$102.0	16.9%
Dividends	9.8	16.4	(40.2%)

Total interest and dividends	129.0	118.4	9.0%

Limited partnership interests	-	13.7	(100.0%)
Other investment results	1.5	4.0	(62.5%)

Total investment income	130.5	136.1	(4.1%)
Investment expenses	(7.5)	(12.0)	(37.5%)

Net investment income	$123.0	$124.1	(0.9%)

“Alleghany’s insurance and reinsurance operations generated an underwriting profit of $84.7 million and a combined ratio of 93.5% for the 2019 first quarter, reflecting improved results at RSUI and lower underwriting profits at TransRe. The decline in underwriting profit at TransRe was due to lower amounts of favorable prior year reserve development on catastrophes and a modestly higher attritional loss ratio. TransRe continues to maintain a strong balance sheet and is exercising discipline in responding to emerging market opportunities. TransRe is encouraged by the recent favorable pricing response in the market following two consecutive years of elevated catastrophe losses and is well positioned to write more premiums and deploy additional capital should the pricing environment continue to improve.

“RSUI is seeing increased opportunity for profitable growth, as certain competitors reduce capacity following several years of intense competition. Net premiums written grew 7.7% in the quarter, and RSUI had an underwriting profit of $44.6 million, up 46.2% from $30.5 million in the first quarter of 2018.

“CapSpecialty’s net premiums written increased 10.7%, reflecting new business in health care and specialty casualty lines. The company continues to make significant progress in improving its cost competitiveness by lowering its expense ratio.

“Alleghany Capital had a very strong quarter, with pre-tax operating earnings of $36.6 million compared with $3.0 million in last year’s first quarter. Revenue more than doubled, despite what is historically a seasonally slow first quarter, fueled by organic growth, the acquisition of Concord and excellent results at Jazwares, W&W|AFCO Steel and IPS. Alleghany Capital continues to build its portfolio of high performing middle market businesses and is becoming a greater contributor to Alleghany’s overall results.”

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,		Percent
	2019	2018	Change
	(in millions)
Net premiums written:
Reinsurance Segment	$1,107.6	$997.0	11.1%
Insurance Segment	278.1	256.3	8.5%

	$1,385.7	$1,253.3	10.6%

Underwriting profit:
Reinsurance Segment	$40.0	$98.8	(59.5%)
Insurance Segment	44.7	32.1	39.3%

	$84.7	$130.9	(35.3%)

Reinsurance

Net premiums written increased by 11.1% in the first quarter of 2019 from the first quarter of 2018, primarily reflecting the impact of TransRe’s August 29, 2018 purchase of the renewal rights on a block of U.S. treaty reinsurance business, partially offset by a decrease in net premiums written related to a certain large whole account quota share treaty and the impact of changes in foreign currency exchange rates.

TransRe’s 2019 first quarter combined ratio was 96.1%, compared with 89.7% for the 2018 first quarter. TransRe’s lower underwriting profit and higher combined ratio primarily reflect a higher attritional loss ratio due to several large non-catastrophe losses and less favorable prior accident year loss reserve development on catastrophes.

Insurance

Net premiums written increased in the first quarter of 2019 by 8.5% from the first quarter of 2018. CapSpecialty’s net premiums written increased in the first quarter of 2019 by 10.7% from the first quarter of 2018, and RSUI’s net premiums written increased in the first quarter of 2019 by 7.7% from the first quarter of 2018. CapSpecialty’s growth in net premiums written primarily reflects growth in the healthcare and specialty casualty lines of business and the impact of CapSpecialty’s purchase of renewal rights associated with a small environmental block of business on February 20, 2018. RSUI’s growth in net premiums written was broad-based across most lines of business due to an increase in business opportunities and improved general market conditions, particularly in the property lines of business.

The insurance segment’s 2019 first quarter combined ratio was 83.4%, compared with 87.0% for the 2018 first quarter. The higher underwriting profit and improved combined ratio primarily reflect lower property losses at RSUI and the impact of higher net premiums earned, partially offset by less favorable prior accident year loss reserve development.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and operating earnings (losses) before income taxes for the Alleghany Capital segment for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019				2018
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$11.7	$23.1	$(4.6)	$30.2	$2.1	$(1.9)	$(1.9)	$(1.7)

Operating earnings (losses) before income taxes	$13.9	$27.3	$(4.6)	$36.6	$3.7	$1.2	$(1.9)	$3.0
Add: net realized capital gains	0.3	-	-	0.3	0.4	0.3	-	0.7
Less: amortization of intangible assets	(2.5)	(4.2)	-	(6.7)	(2.0)	(3.4)	-	(5.4)

Earnings (losses) before income taxes	$11.7	$23.1	$(4.6)	$30.2	$2.1	$(1.9)	$(1.9)	$(1.7)

The increases in earnings before income taxes and operating earnings in the first quarter of 2019 from the first quarter of 2018 primarily reflect increased earnings in both the non-industrial and the industrial businesses. The increase for non-industrial businesses primarily reflects the impact of higher sales and higher margins at Jazwares and, to a lesser extent, the acquisition of Concord and higher sales at IPS. The increase for industrial businesses primarily reflects higher sales and higher margins at W&W|AFCO Steel.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the first quarter of 2019 of $123.0 million, a decrease of 0.9% from the first quarter of 2018. The decrease in net investment income in the first quarter of 2019 primarily reflects lower partnership income and, to a lesser extent, lower dividend income, partially offset by higher interest income and lower performance-based investment fees from our outside investment advisors. Partnership income in the first quarter of 2018 included a $12.9 million increase in the carrying value of limited partnership interests in certain subsidiaries of Ares Management LLC. The decrease in dividend income and the increase in interest income primarily relate to a reallocation of a significant portion (approximately $2.2 billion beginning in the fourth quarter of 2018) of Alleghany’s investment portfolio from equity securities to debt securities in the first three months of 2019.

Financial statement total return2 on investments was 4.2% for the first quarter of 2019, compared with (0.3%) for the first quarter of 2018.

OTHER FINANCIAL INFORMATION

As of March 31, 2019, Alleghany had 14,447,737 shares of its common stock outstanding, compared with 14,576,509 shares of its common stock outstanding as of December 31, 2018.

During the first quarter of 2019, Alleghany repurchased an aggregate of 129,567 shares of its common stock in the open market for $80.5 million, at an average price per share of $621.19. As of March 31, 2019, Alleghany had $191.0 million remaining under its share repurchase authorization.

[2]	As calculated in Alleghany’s financial supplement.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2019 first quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2019 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) owns and manages operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Bourn & Koch, Inc., a manufacturer/remanufacturer of specialty machine tools and supplier of replacement parts, accessories and services for a variety of cutting technologies; (ii) R.C. Tway Company, LLC (dba as “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc., a provider of products and services for the funeral and cemetery industries and precast concrete markets. The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a technical service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”), (ii) Jazwares, LLC, a global toy, entertainment and musical instrument company (referred to herein as “Jazwares”), and (iii) CHECO Holdings, LLC, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings, operating earnings per diluted share and operating earnings before income taxes, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended March 31,
	2019	2018
	(in millions)

Earnings before income taxes	$556.4	$208.6

Adjustments to earnings before income taxes:

Net investment income	123.0	124.1

Change in the fair value of equity securities	392.4	(42.5)

Net realized capital gains	4.4	44.5

Other than temporary impairment losses	(10.0)	(0.5)

Noninsurance revenue	514.1	251.6

Other operating expenses	(502.4)	(264.9)

Corporate administration	(19.4)	(7.8)

Amortization of intangible assets	(6.9)	(5.3)

Interest expense	(23.5)	(21.5)

	471.7	77.7

Underwriting profit	$84.7	$130.9

Operating earnings and operating earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings and operating earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and diluted earnings per share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and diluted earnings per share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, impairments and amortization of intangible assets.

Reconciliations of operating earnings and operating earnings per diluted share to net earnings attributable to Alleghany stockholders and diluted earnings per share, respectively, are presented below.

	Three Months Ended March 31,
	2019	2018
	($ in millions, except share and per share amounts)
Net earnings attributable to Alleghany stockholders(1)	$440.2	$171.6

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	392.4	(42.5)
Net realized capital gains	4.4	44.5
Other than temporary impairment losses	(10.0)	(0.5)
Amortization of intangible assets	(6.9)	(5.3)
Income tax effect of adjustments	(79.8)	0.8

	300.1	(3.0)

Operating earnings	$140.1	$174.6

Weighted average diluted common shares outstanding	14,485,236	15,418,664

Earnings per diluted share	$30.39	$11.04

Operating earnings per diluted share	$9.66	$11.24
___________________

(1)

The numerators for calculating diluted earnings per share and operating earnings per share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Operating earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Operating earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) other than temporary impairment (“OTTI”) losses; and (v) income taxes. Because operating earnings before tax excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, OTTI losses and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses operating earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of operating earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

#   #   #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2018 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2019 – $1,789,148; 2018 – $2,904,496)	$2,523,079	$3,572,790
Debt securities (amortized cost: 2019 – $13,113,522; 2018 – $11,895,850)	13,279,741	11,823,968
Short-term investments	1,272,383	893,776

	17,075,203	16,290,534
Commercial mortgage loans	676,503	676,532
Other invested assets	563,468	555,972

Total investments	18,315,174	17,523,038
Cash	778,064	1,038,763
Accrued investment income	99,491	91,913
Premium balances receivable	946,180	842,642
Reinsurance recoverables	1,761,611	1,921,278
Ceded unearned premiums	231,081	221,232
Deferred acquisition costs	488,083	464,546
Property and equipment at cost, net of accumulated depreciation and amortization	199,045	195,243
Goodwill	455,993	455,142
Intangible assets, net of amortization	549,449	553,136
Current taxes receivable	72,645	116,637
Net deferred tax assets	10,303	164,890
Funds held under reinsurance agreements	724,073	744,057
Other assets	1,161,865	1,012,379

Total assets	$25,793,057	$25,344,896

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$11,855,124	$12,250,294
Unearned premiums	2,368,894	2,267,078
Senior Notes and other debt	1,676,421	1,669,039
Reinsurance payable	174,434	168,667
Other liabilities	1,305,976	1,127,346

Total liabilities	17,380,849	17,482,424

Redeemable noncontrolling interests	175,721	169,762

Common stock (shares authorized: 2019 and 2018 – 22,000,000; shares issued: 2019 and 2018 – 17,459,961)	17,460	17,460
Contributed capital	3,608,654	3,612,830
Accumulated other comprehensive (loss)	(14,157)	(202,003)
Treasury stock, at cost (2019 – 3,012,224 shares; 2018 – 2,883,452 shares)	(1,393,059)	(1,312,939)
Retained earnings	6,017,589	5,577,362

Total stockholders’ equity attributable to Alleghany stockholders	8,236,487	7,692,710

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$25,793,057	$25,344,896

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	Three Months Ended March 31,
	2019	2018
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,297,309	$1,207,856
Net investment income	123,049	124,126
Change in the fair value of equity securities	392,353	(42,649)
Net realized capital gains	4,442	44,505
Other than temporary impairment losses	(10,020)	(511)
Noninsurance revenue	514,123	251,627

Total revenues	2,321,256	1,584,954

Costs and Expenses
Net loss and loss adjustment expenses	792,498	670,578
Commissions, brokerage and other underwriting expenses	420,126	406,295
Other operating expenses	502,418	264,897
Corporate administration	19,369	7,785
Amortization of intangible assets	6,900	5,264
Interest expense	23,531	21,531

Total costs and expenses	1,764,842	1,376,350

Earnings before income taxes	556,414	208,604
Income taxes	108,512	37,422

Net earnings	447,902	171,182
Net earnings attributable to noncontrolling interest	7,675	(393)

Net earnings attributable to Alleghany stockholders	$440,227	$171,575

Net earnings	$447,902	$171,182
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of $48,749 and ($38,905) in 2019 and 2018, respectively	183,387	(146,358)
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of $1,171 and $366 for 2019 and 2018, respectively	4,407	1,379
Change in unrealized currency translation adjustment, net of deferred taxes of ($235) and $1,356 for 2019 and 2018, respectively	(885)	5,100
Retirement plans	937	(1,322)

Comprehensive income	635,748	29,981
Comprehensive income attributable to noncontrolling interests	7,675	(393)

Comprehensive income attributable to Alleghany stockholders	$628,073	$30,374

Basic earnings per share attributable to Alleghany stockholders	$30.40	$11.15
Diluted earnings per share attributable to Alleghany stockholders	30.39	11.04